UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2015

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-36046	41-1301878
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

13631 Progress Boulevard, Suite 400, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

(386) 462-6800

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On February 5, 2015, AxoGen, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wedbush Securities Inc., as underwriter (the “Underwriter”), in connection with the offering, issuance and sale (the “Offering”) of 4,728,000 shares of the Company’s common shares, par value $0.01 per share (the “Common Shares”), at a price to the public of $2.75 per share.  The Company also granted to the Underwriter a 30-day option to purchase up to an aggregate of 709,200 additional Common Shares to cover over-allotments, if any.  The net proceeds to the Company from the sale of the Common Shares are expected to be approximately $11.8 million, after deducting underwriting discounts and commissions of 6.0%, or $0.165 per share, and other estimated offering expenses payable by the Company, and assuming no exercise by the Underwriter of their over-allotment option.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-195588) previously filed with the Securities and Exchange Commission (the “SEC”), and pursuant to the prospectus supplement and the accompanying prospectus describing the terms of the Offering, dated February 5, 2015. The Offering is expected to close on or about February 10, 2015, subject to customary closing conditions. The Common Shares will be listed on the NASDAQ Capital Market.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

A copy of the Underwriting Agreement is attached to this report as Exhibit 1.1.  The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Kaplan, Strangis and Kaplan, P.A. relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d)                                             Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, by and between AxoGen, Inc. and Wedbush Securities Inc., as underwriter, dated February 5, 2015.
5.1	Opinion of Kaplan, Strangis and Kaplan, P.A.
23.1	Consent of Kaplan, Strangis and Kaplan, P.A. (included in Exhibit 5.1).
99.1	AxoGen, Inc. press release, dated February 5, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

By:	/s/ Gregory G. Freitag
Gregory G. Freitag
General Counsel

Date: February 5, 2015

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, by and between AxoGen, Inc. and Wedbush Securities Inc., as underwriter, dated February 5, 2015.
5.1	Opinion of Kaplan, Strangis and Kaplan, P.A.
23.1	Consent of Kaplan, Strangis and Kaplan, P.A. (included in Exhibit 5.1).
99.1	AxoGen, Inc. press release, dated February 5, 2015.